Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints and constitutes Michael T. Ezzell, Simon J. Misselbrook and Joshua E. Levit, and each of them, her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to execute this Registration Statement on Form S-11 (Registration No. 333-187470), as well as any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Christine T. Brown Christine T. Brown	Vice President of Accounting (Principal Accounting Officer)	April 16, 2015